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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF AMERICAN HOMEPATIENT, INC.

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
         NAME OF                                 STATE OF                     D/B/A
        SUBSIDIARY                            INCORPORATION                   NAME
Designated Companies, Inc.                           New York               CarePlan
AHP Finance, Inc.                                    Delaware
American HomePatient of Iowa, Inc.                   Delaware
American HomePatient, Inc.                           Tennessee
American HomePatient of Texas, L.P.                  Texas
AHP, L.P.                                            Tennessee
Outpatient Medical Network, Inc.                     Washington
American HomePatient, East, Inc.                     Massachusetts
American HomePatient Of New York, Inc.               New York
Breathing Equipment Incorporated                     Pennsylvania           Hazelton Medical &
                                                                            Breathing Equipment
Happy Harry's Health Care, Inc.                      Delaware
AHP HomeCare of Gainesville                          Florida
Downeast Medical Shoppe                              Maine
American HomePatient of Nevada, Inc.                 Nevada
Volunteer Medical Oxygen and Hospital                Tennessee
Equipment Company, Inc.
United Clinical Services, Inc.                       New Jersey
Allegheny Respiratory Associates, Inc.               Pennsylvania
Medical Equipment Services, Inc.                     Illinois
American HomePatient of Illinois, Inc.               Illinois
ProCare Medical Supply Co., Inc.                     Missouri
American HomePatient of Arkansas, Inc.               Arkansas
Neogenesis, Inc.                                     South Carolina
American HomePatient Ventures, Inc.                  Tennessee
National Medical Systems, Inc.                       Arkansas
The National Medical Rentals, Inc.                   Arkansas
National I.V., Inc.                                  Arkansas
Sound Medical Equipment, Inc.                        Washington
Baptist Ventures AHP Homecare Alliance               Alabama
HomeLink Home Health Care Services, Inc.             Arkansas
Home Care Resource Alliance-American                 South Carolina
HomePatient
Coastal Home Care                                    South Carolina
Total Home Care of East Alabama, LLC                 Alabama
Alliance Home Health Care Partnership                Tennessee              AHP Knoxville
                                                                            Partnership
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       NAME OF                                          STATE OF                 D/B/A
      SUBSIDIARY                                      INCORPORATION              NAME
Health Star DME, Ltd.                                Texas
Piedmont Medical Equipment                           South Carolina
Blue Ridge Home Care                                 North Carolina
Medical Arts Joint Venture                           Michigan
Colorado Home Medical Equipment                      Colorado
Alliance, LLC
American HomePatient of Unifour, LLC                 North Carolina
American HomePatient of Sanford, LLC                 North Carolina
Pro Med                                              South Carolina
AHP Delmarva, LLP                                    Maryland
Twin Tier Home Care                                  New York
AHP-MHR Home Care, LLP                               Nebraska
Northeast Pennsylvania Alliance, LLC                 Pennsylvania          American HomePatient
Northwest Washington Alliance, LLC                   Washington
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